CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Municipal Trust:

We consent to the use of our report dated September 4, 1998 for Evergreen Blue Chip Fund, Evergreen Fund for Total Return, Evergreen Growth and Income Fund, Evergreen Small Cap Equity Fund, Evergreen Utility Fund and Evergreen Value Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP


Boston, Massachusetts
September 28, 1998